UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2012

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming	333-180443	83-0219465
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 16, 2012, Omega Commercial Finance Corp. (the “Company”) entered into a Definitive Agreement For The Share Exchange & Acquisition Of USA Tax & Insurance Services & American Investment Services LLC (the “Agreement”).  The parties to the Agreement are the Company as the acquirer, USA Tax & Insurance Services, Inc., a Florida corporation (“USTIS”), American Investment Services, LLC, a Florida limited liability company (“AIS”) and Stephen Hand (“Hand”).  Prior to the entry into this Agreement, there was no material relationship between the Company and the owner of the Company.

Pursuant to the Agreement Omega agrees to purchase all of the outstanding equity and assets of both USTIS and AIS from Stephen Hand for a purchase price of Twenty Million Dollars ($20,000,000).  In accordance with the Agreement, Omega is required to create and authorize Series B Preferred Stock and conduct a registered offering of same, to raise the purchase price.  The Agreement requires a closing of the transaction on or before December 15, 2012.  If a closing does not occur by that date, USTIS and AIS can terminate the Agreement and it will become of no further force or effect.

Upon closing of the Agreement, Stephen Hand shall resign and be subject to a five (5) year non-compete agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 – Definitive Agreement For The Share Exchange & Acquisition Of USA Tax & Insurance Services & American Investment Services LLC dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 2012

Omega Commercial Finance Corporation:

By:/s/ Jon S. Cummings, IV

Name: Jon S. Cummings, IV

Title: Chief Executive Officer

Date: October 22, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Definitive Agreement For The Share Exchange & Acquisition Of USA Tax & Insurance Services & American Investment Services LLC dated October 16, 2012

3